Exhibit 10.1

AMENDMENT NUMBER ONE

to the

Servicer Advance Financing Facility Agreement

Dated as of August 28, 2003

by and between

NEW CENTURY MORTGAGE CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER ONE is made this 27th day of August, 2004 (“Amendment Number One”), by and between NEW CENTURY MORTGAGE CORPORATION, a California corporation (the “Borrower”) and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (the “Lender”), to the Servicer Advance Financing Facility Agreement, dated as of August 28, 2003 by and between the Borrower and the Lender (the “Agreement”).

RECITALS

WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to extend the Termination Date thereunder; and

WHEREAS, as of the date of this Amendment Number One, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of August 27, 2004, the definition of “One-Month LIBOR” in Section 1 of the Agreement is hereby amended to read in its entirety as follows:

“One-Month LIBOR” shall mean as of any date of determination, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such day, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Loans to be outstanding on such day. Lender shall have the option to reset One-Month LIBOR each day.

SECTION 2. Effective as of August 27, 2004, the definition of “Termination Date” in Section 1 of the Agreement is hereby amended to read in its entirety as follows:

“Termination Date” shall mean August 26, 2005 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 3. Effective as of August 27, 2004, Section 1 of the Agreement is hereby amended to include the following definition, in the appropriate location in such Section 1 to reflect proper alphabetical order:

‘“Servicing Guidelines” shall be the Borrower’s servicing guidelines in effect as of the date hereof, a copy of which is attached hereto as Exhibit J.”

SECTION 4. Effective as of August 27, 2004, Section 4 of the Agreement is hereby amended by adding the following Section 4.20 at the end thereof:

“4.20 Servicing Guidelines. The Mortgage Loans are being serviced in accordance with the Borrower’s Servicing Guidelines.”

SECTION 5. Effective as of August 27, 2004, Section 5 of the Agreement is hereby amended by adding the following Section 5.23 at the end thereof:

“5.23 Modification of Servicing Guidelines. The Borrower will not materially modify its Servicing Guidelines without the prior written consent of the Lender, which consent shall not be unreasonably withheld.”

SECTION 6. Additional Fees and Expenses. The Borrower agrees to pay to the Lender all additional fees and out of pocket expenses incurred by the Lender in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of the Lender’s legal counsel incurred in connection with this Amendment Number One), in accordance with Section 14.2 of the Agreement.

SECTION 7. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 8. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 9. Representations. The Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 10. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 11. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signatures on the following page]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

NEW CENTURY MORTGAGE CORPORATION
(Borrower)

By:	/s/ KEVIN CLOYD
Name:	Kevin Cloyd
Title:	Executive Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP.
(Lender)

By:	/s/ EVAN MITNICK
Name:	Evan Mitnick
Title:	Director